                                                                     Exhibit 4.4



                                                          CUSIP No.: ___________

                        PHYSICIAN SALES & SERVICE, INC.
                   8 1/2% SENIOR SUBORDINATED NOTE DUE 2007

No. R__                                                              $__________

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PHYSICIAN SALES & SERVICE, INC., a Florida corporation (the "Company," which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of ________________________ Dollars, on October 1, 2007.

          Interest Payment Dates:  April 1 and October 1

          Record Dates:  March 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                   PHYSICIAN SALES & SERVICE, INC.

                                   By:__________________________________
                                      Name:
                                      Title:

                                   By:__________________________________
                                      Name:
                                      Title:

Dated:  October 7, 1997

Certificate of Authentication

          This is one of the 8 1/2% Senior Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

                                   SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                   ASSOCIATION, as Trustee

                                   By:__________________________________
                                             Authorized Signatory

                             (REVERSE OF SECURITY)
                             ---------------------

          8 1/2% Senior Subordinated Note due 2007
          ----------------------------------------

          1.   Interest. PHYSICIAN SALES & SERVICE, INC., a Florida corporation
               --------
(the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 7, 1997. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

          2.   Method of Payment. The Company shall pay interest on the Notes
               -----------------
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). Payments in respect of the Notes represented by the Restricted Global Note (including principal of, interest and premium, if any, on the Restricted Global Note) shall be made by wire transfer of immediately available funds to the accounts specified by the Restricted Global Note Holder. In all other cases, however, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar. Initially, SunTrust Bank, Central
               --------------------------
Florida, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4.   Indenture. The Company issued the Notes under an Indenture, dated
               ---------
as of October 7, 1997 (the "Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 8 1/2% Senior Subordinated Notes due 2007 (the "Initial Notes"). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under the Indenture subsequent to the Issue Date, a registration rights agreement substantially identical to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $250,000,000. As provided for in Article XI of the Indenture, the payment on each Note is guaranteed on a senior subordinated basis by the Subsidiary Guarantors. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.   Subordination. The Notes are subordinated in right of payment, in
               -------------
the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Note Guarantees in respect of the Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Guarantor Senior Indebtedness of each Subsidiary Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assured or guaranteed. Each Holder by its acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

          6.   Redemption Provisions. Except as provided below, the Notes may
               ---------------------
not be redeemed prior to October 1, 2002.

          (a)  Optional Redemption.  On or after such date, the Notes may be
               -------------------
redeemed at the option of the Company, at any time as a whole, or from time to time in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing October 1:

                                              REDEMPTION
                                                 Price
                                              -----------

          2002..............................      104.250%

          2003..............................      103.188%

          2004..............................      102.125%

          2005..............................      101.063%

          2006 and thereafter...............      100.000%

     (b) Notwithstanding the foregoing, at any time prior to October 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Notes originally issued at a redemption price equal to 108.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 60% of the aggregate principal amount of the Notes originally issued in the offering remain outstanding immediately after the occurrence of any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption shall cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          8.   Offers to Purchase.  Section 4.15 of the Indenture provides that,
               ------------------
upon a Change of Control, each holder will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. Section 4.16 of the Indenture provides that, after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity. If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          13.  Amendment; Supplement; Waiver.  Subject to certain exceptions,
               -----------------------------
the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article V of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14.  Restrictive Covenants.  The Indenture imposes certain limitations
               ---------------------
on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, incur Indebtedness that is subordinated in right of payment to Senior Indebtedness and senior in right of payment to the Notes, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation and sell Capital Stock of a Restricted Subsidiary. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15.  Successors.  When a successor assumes, in accordance with the
               ----------
Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16.  Defaults and Remedies.  If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.

          17.  Trustee Dealings with Company.  The Trustee under the Indenture,
               -----------------------------
in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.  No director, officer, employee or
               --------------------------
stockholder, as such, of the Company shall have any liability for any obligation of the Company or any Subsidiary under the Notes, any Note Guarantee or the Indenture. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.  This Note shall not be valid until the Trustee
               --------------
or Authenticating Agent manually signs the certificate of authentication on this Note.

          20.  Governing Law.  The laws of the State of New York shall govern
               -------------
this Note and the Indenture, without regard to principles of conflict of laws.

          21.  Abbreviations and Defined Terms.  Customary abbreviations may be
               -------------------------------
used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23.  Indenture.  Each Holder, by accepting a Note, agrees to be bound
               ---------
by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Physician Sales & Service, Inc., 4345 Southpoint Boulevard, Jacksonville, FL 32216, Attn: David A. Smith.

                      SENIOR SUBORDINATED NOTE GUARANTEE
                      ----------------------------------

          Diagnostic Imaging, Inc., PSS Service, Inc., PSS Holding, Inc., Physician Sales & Service Limited Partnership, PSS Rhode Island, Inc., PSS Texas, Inc., PSS Delaware, Inc., PSS Physician Services, Inc., Standard/Crescent City Surgical Supplies, Inc. and S & W X-Ray, Inc. (the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Note Guarantee")
(i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided, in
Article XII of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Note Guarantee therein made.

          No stockholder, director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall have any liability under the Note Guarantee. Each holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantees.

          The Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                        DIAGNOSTIC IMAGING, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS SERVICE, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS HOLDING, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PHYSICIAN SALES & SERVICE LIMITED
                                        PARTNERSHIP

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS RHODE ISLAND, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS TEXAS, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS DELAWARE, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        PSS PHYSICIAN SERVICES, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        STANDARD/CRESCENT CITY SURGICAL
                                        SUPPLIES, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title:

                                        S & W X-RAY, INC.

By:_________________                    By:_________________
 Name:                                   Name:
 Title:                                  Title: